Exhibit 10.36

SECOND LIEN COLLATERAL AGREEMENT

dated as of

February 15, 2012,

among

TAMINCO INTERMEDIATE CORPORATION,

TAMINCO GLOBAL CHEMICAL CORPORATION,

THE OTHER GRANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent

This Agreement (as defined herein) is subject at all times to the terms of the Intercreditor Agreement (as defined herein). In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

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Schedules

Schedule I	Pledged Equity Interests; Pledged Debt Securities
Schedule II	Intellectual Property
Schedule III	Commercial Tort Claims
Schedule IV	Filing Offices

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Copyright Security Agreement
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement

-ii-

SECOND LIEN COLLATERAL AGREEMENT dated as of February 15, 2012 (this “Agreement”), among TAMINCO INTERMEDIATE CORPORATION, a Delaware corporation (“Holdings”), TAMINCO GLOBAL CHEMICAL CORPORATION, a Delaware corporation (the “Issuer”), the other GRANTORS from time to time party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as the collateral agent (in such capacity, the “Collateral Agent”).

Reference is made to the Indenture dated as of February 15, 2012 (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Indenture”), among the Issuer, Holdings as guarantor and the other guarantors party thereto from time to time (the “Guarantors”) and Wilmington Trust, National Association as Collateral Agent and as trustee (in such capacity, the “Trustee”) pursuant to which the Issuer has issued the 9.75% second-priority senior secured notes due 2020 (the “Notes”). The Grantors (other than the Issuer) are Affiliates of the Issuer, will derive substantial benefits from the issuance of the Notes and are willing to execute and deliver this Agreement to this end. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms.

(a) Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Indenture; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Indenture also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Commercial Tort Claim” means any Commercial Tort Claim (as defined in the UCC) that is commenced by a Grantor in the courts of the United States of America, any state or territory thereof or any political subdivision of any such state or territory, other than any Commercial Tort Claim (as defined in the UCC) in which a Grantor seeks damages arising out of torts committed against it that would reasonably be expected to result in a damage award to it of less than $5,000,000 individually.

“Copyright License” means, with respect to any Grantor, any written license agreement of such Grantor, now or hereafter in effect, with any Person who is not an Affiliate granting a license to such Grantor’s United States Copyrights or such other Person’s United States copyrights, and all rights of such Grantor under any such agreement, and including those exclusive copyright licenses under which any Grantor is a licensee listed on Schedule II hereto.

“Copyright Security Agreement” means the copyright security agreement substantially in the form of Exhibit II hereto.

“Copyrights” means, with respect to any Grantor, all of the following now owned or hereafter acquired by such Grantor: (a) all copyright rights in any work arising under the copyright laws of the United States, whether as author, assignee, transferee or exclusive licensee and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including, in the case of any Grantor, the Copyrights set forth next to its name on Schedule II hereto.

“Credit Agreement” means the Credit Agreement, dated as of February 15, 2012, among the Issuer, Holdings, the financial institutions named therein and Citibank, N.A., as administrative agent, as amended, restated, amended and restated, supplemented, extended or otherwise modified from time to time.

“Discharge of Senior Lender Claims” has the meaning assigned to such term in the Intercreditor Agreement.

“Effective Date” has the meaning assigned to such term in the Credit Agreement.

“Excluded Asset” has the meaning assigned to such term in the Credit Agreement, and in the event the Credit Agreement is no longer in full force and effect, such term shall be as defined in such Credit Agreement immediately prior to it no longer being in full force and effect. Notwithstanding the foregoing, second-priority Liens on the Secured Obligations shall not be released upon the Discharge of Senior Lender Claims, except to the extent the Secured Obligations or any portion thereof was disposed of in order to repay the First Priority Lien Obligations secured by the Collateral.

“Federal District Court” has the meaning assigned to such term in Section 5.09(b)(i).

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“First Lien Collateral Agent” has the meaning assigned to such term in the definition of “Intercreditor Agreement”.

“First Lien Collateral Agreement” means the collateral agreement dated as of February 15, 2012 among Holdings, the Issuer, the grantors from time to time party thereto and Citibank, N.A. as First Lien Collateral Agent and administrative agent.

“Foreign Grantors” shall mean (a) each Grantor that is a Foreign Subsidiary and owns U.S. Intellectual Property as of the Effective Date and (b) each Foreign Subsidiary that becomes a party to this Agreement as a Grantor after the Effective Date.

“Foreign Grantor Collateral” has the meaning assigned to such term in Section 3.01(a).

“Grantors” means (a) the Issuer, (b) Holdings, (c) each other Subsidiary that is required pursuant to the Indenture to become a party to this Agreement as of the Effective Date and (d) each Subsidiary that becomes a party to this Agreement as a Grantor after the Effective Date, including, for the avoidance of doubt, all Foreign Grantors.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“Indemnitees” means the Collateral Agent, the Noteholders and each Related Party of the foregoing.

“Intellectual Property” means, with respect to any Grantor, all intellectual and similar property of every kind and nature now owned or hereafter acquired by such Grantor, including (i) inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information software and databases, (ii) all documentation, registrations, additions and improvements thereto and thereof and (iii) all books and records describing or used in connection with any of the foregoing, in each case, owned by such Grantor.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of February 15, 2012, among Citibank, N.A., as Credit Agreement Agent (the “First Lien Collateral Agent”), each Other First Priority Lien Obligations Agent from time to time party hereto, each in its capacity as First Lien Agent, Wilmington Trust, National Association, as Trustee and Second Priority Collateral Agent and each collateral agent for any Future Second Lien Indebtedness from time to time party hereto, each in its capacity as Second Priority Agent (such capitalized terms as defined in the Intercreditor Agreement).

“Issuer” has the meaning assigned to such term in the preamble to this Agreement.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including those exclusive Copyright Licenses under which any Grantor is a licensee listed on Schedule II hereto.

“Material Adverse Effect” means the existence of any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the Transactions, (b) the business, property, operations or financial condition of Holdings, the Issuer and its Subsidiaries, taken as a whole or (c) the validity or enforceability of Noteholder Document or the rights and remedies of the Collateral Agent and the Noteholders thereunder.

“New York Courts” has the meaning assigned to such term in Section 5.09(b)(i).

“New York Supreme Court” has the meaning assigned to such term in Section 5.09(b)(i).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Noteholder” means “holder” or “noteholder”, each as defined in the Indenture.

“Noteholder Collateral Document” means this Agreement and any other agreement, document or instrument pursuant to which a Lien is granted by the Issuer or any Guarantor to secure any Secured Obligations or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, restated or otherwise modified from time to time.

“Noteholder Document” means collectively (a) the Indenture, the Notes and the Noteholder Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Secured Obligations as the same may be amended, restated or otherwise modified from time to time.

“Patent License” means with respect to any Grantor any written license agreement of such Grantor, now or hereafter in effect, with any Person who is not an Affiliate granting a license to such Grantor’s United States Patents or such other Person’s United States patents, and all rights of such Grantor under any such agreement.

“Patent Security Agreement” means the patent security agreement substantially in the form of Exhibit III hereto.

“Patents” means, with respect to any Grantor, all of the following now owned or hereafter acquired by such Grantor: (a) all letters patent of the United States and all applications for letters patent of the United States, including those listed on Schedule II hereto and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, in each case, in the United States.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, instruments, stock certificates, unit certificates, limited or unlimited liability membership certificates or other certificated securities now or hereafter included in the Pledged Collateral representing or evidencing any Pledged Collateral.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, members, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.

“Required Holders” means, at any time, Noteholders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Notes).

“Secured Obligations” means (a) the due and punctual payment by the Issuer of (i) the principal of and interest at the applicable rate or rates provided in the Indenture (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Issuer under or pursuant to the Indenture and each of the other Noteholder Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Issuer under or pursuant to each of the Noteholder Documents and (c) the due and punctual payment and performance of all the obligations of each other Grantor under or pursuant to this Agreement and each of the other Noteholder Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Secured Parties means, collectively, the Collateral Agent, the Trustee and the Noteholders, in each case, to which any Secured Obligations are owed.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Supplement” means an instrument substantially in the form of Exhibit I hereto, or any other form reasonably satisfactory to the Collateral Agent.

“Trademark License” means with respect to any Grantor any written license agreement, now or hereafter in effect, with any Person who is not an Affiliate granting a license to such Grantor’s United States Trademarks or such other Person’s United States trademarks, and all rights of such Grantor under any such agreement.

“Trademark Security Agreement” means the trademark security agreement substantially in the form of Exhibit IV hereto.

“Trademarks” means, with respect to any Grantor, all of the following now owned or hereafter acquired by such Grantor: (a) all United States trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers of like nature now owned or hereafter adopted or acquired by such Grantor and all registrations and applications filed in connection therewith in the United States Patent and Trademark Office (other than intent-to-use trademark or service mark applications filed in the United States Patent and Trademark Office to the extent that an amendment to allege use or a verified statement of use with respect thereto has not, as of the date hereof, been filed with and accepted by the United States Patent and Trademark Office), and all extensions or renewals thereof, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule II hereto and (b) all goodwill associated therewith or symbolized thereby.

“UCC” shall mean the New York UCC; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“U.S. Intellectual Property” shall mean, with respect to each Foreign Grantor, all Patents and Trademarks registered with or applied for in the United State Patent and Trademark Office and all Copyrights registered with or applied for in the United States Copyright Office, including those set forth next to its name on Schedule II hereto, and all goodwill associated therewith or symbolized thereby.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the Equity Interests of any Subsidiary owned by such Grantor, including those listed opposite the name of such Grantor on Schedule I hereto, (ii) any other Equity Interests of any Subsidiary obtained in the future by such Grantor and (iii) subject to Section 2.02 the certificates or other instruments representing all such Equity Interests (if any) together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank (collectively, the “Pledged Equity Interests”); (b)(i) the debt securities and instruments owned by such Grantor, including those listed opposite the name of such Grantor on Schedule I hereto, (ii) any debt securities and instruments in the future issued to or otherwise acquired by such Grantor and (iii) subject to Section 2.02 the promissory notes and any other instruments evidencing all such debt securities (collectively, the “Pledged Debt Securities”); (c) subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 2.05, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any of the foregoing to the extent such Proceeds would constitute property referred to in clauses (a) through (d) above (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”); provided that none of “Pledged Collateral,” “Pledged Equity Interests”, “Pledged Debt Securities” or any term defined by reference thereto shall include, and this Agreement shall not constitute the assignment or pledge of, or a grant of a security interest in, any Excluded Asset.

SECTION 2.02. Delivery of the Pledged Collateral.

(a) Each Grantor agrees to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities (i) on the date hereof, in the case of any such Pledged Securities owned by such Grantor on the date hereof and (ii) promptly (and in any event within 30 days after receipt by such Grantor or such longer period agreed to by the Collateral Agent in its reasonable discretion) after the acquisition thereof, in the case of any such Pledged Securities acquired by such Grantor after the date hereof; provided that the Grantor shall have no obligation to deliver Pledged Debt Securities or Pledged Equity Interest (unless, in the case of such Pledged Equity Interests issued by a Subsidiary) in an outstanding principal amount of less than $2,500,000.

(b) Upon delivery to the Collateral Agent, (i) any certificate or promissory note representing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly executed in blank and reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor and such other instruments and documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be deemed to update Schedule I hereto and be made a part hereof.

SECTION 2.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) as of the Effective Date, Schedule I hereto sets forth a true and complete list, with respect to each Grantor, of (i) all the Equity Interests owned by such Grantor in the Issuer or any Subsidiary (other than any Unrestricted Subsidiary as of the Effective Date) and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor required to be delivered pursuant to Section 2.02;

(b) the Pledged Equity Interests and the Pledged Debt Securities, to the extent issued by a Subsidiary, have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and non-assessable (to the extent such concepts are applicable) and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally; provided that the foregoing representations, insofar as they relate to the Pledged Debt Securities issued by a Person other than a Grantor are made to the knowledge of the Grantors;

(c) except for the security interests granted hereunder and under any other Noteholder Documents, each of the Grantors (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I hereto as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted by the Indenture, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens permitted by the Indenture and transfers made in compliance with the Indenture and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Noteholder Documents, the First Lien Collateral Agreement and Liens permitted by the Indenture and Section 6.04 of the Credit Agreement), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Noteholder Documents or securities laws generally, or as otherwise permitted by the Noteholder Documents, the Pledged Equity Interests are and will continue to be freely transferable and assignable;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Obligations;

(g) subject to the terms of this Agreement and to the extent permitted by applicable law, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity Interests hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests; and

(h) other than as set forth in the Indenture, no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect).

SECTION 2.04. Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and is continuing and the Collateral Agent shall have notified the Grantors of its intent to exercise remedies, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

SECTION 2.05. Voting Rights; Dividends and Interest. Unless and until an Event of Default shall have occurred and is continuing and the Collateral Agent shall have notified the Grantors that their rights under this Section 2.05 are being suspended:

(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Noteholder Documents;

(ii) the Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05;

(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the

Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Noteholder Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Collateral Agent (to the extent required by Section 2.02) in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Collateral Agent).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.05, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.05(b) shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account and the right of the Grantors to receive and retain any and all dividends, interest principal and other distributions paid on or distributed in respect of the Pledged Securities pursuant to paragraph (a)(iii) of this Section 2.05 shall be reinstated.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.05, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Holders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, all rights vested in the Collateral Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05 shall be reinstated.

(d) Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.05 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, its permitted successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all General Intangibles, including all Intellectual Property;

(vi) all instruments;

(vii) all Inventory;

(viii) all other Goods;

(ix) all Investment Property;

(x) all Letter-of-Credit Rights;

(xi) all Commercial Tort Claims specifically described on Schedule III hereto, as such schedule may be supplemented from time to time pursuant to Section 3.04;

(xii) all books and records pertaining to the Article 9 Collateral; and

(xiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that none of “Article 9 Collateral”, any other term defined in the preceding paragraph or any term defined by reference to the UCC shall include, and in no event shall the Security Interest attach to, any Excluded Asset; provided further that Proceeds, substitutions or replacements of Excluded Assets shall not be subject to the preceding proviso unless such Proceeds, substitutions or replacements would themselves constitute Excluded Assets.

Notwithstanding anything herein to the contrary, the grant of the security interest by the Foreign Grantors and the Collateral of the Foreign Grantors shall be limited to the U.S. Intellectual Property, all general intangibles, including any licenses, books and records and supporting obligations, in each case, relating thereto and all Proceeds and products of any of the foregoing (collectively, the “Foreign Grantor Collateral”) and all representations, warranties, covenants and other provisions hereof shall apply to the Foreign Grantors only with respect to such Foreign Grantor Collateral.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and continuation statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Collateral Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor (if required) and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of registered, issued or applied for Patents, Trademarks or Copyrights granted by each Grantor and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c) The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement and subject to the First Lien Collateral Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by each Grantor based upon the information provided to the Collateral Agent in any perfection certificate for filing in each governmental, municipal or other office specified in Schedule IV hereto (or specified by notice from the Issuer to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by the Indenture), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of registered, issued or applied for United States Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by such filing, recording or registration in the United States, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary, except as provided under applicable law with respect to the filing of continuation statements (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered, issued or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof). The Grantors represent and warrant that a fully executed Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement have been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office or the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of registered, issued or applied for Patents, Trademarks and Copyrights to the extent a security interest may be perfected by such filing or recording in the United States (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered, issued or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by the filings described in paragraph (b) of this Section 3.02. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted by the Indenture and Liens granted to the First Lien Collateral Agent under the First Lien Collateral Agreement and other Senior Collateral Documents (as defined in the Intercreditor Agreement).

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted by the Indenture. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, except, in each case, for Liens and assignments expressly permitted by the Indenture and the Credit Agreement.

SECTION 3.03. Covenants.

(a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted by the Indenture.

(b) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further financing statements, agreements, instruments and documents and take all such actions necessary (and any action otherwise reasonably requested by the Collateral Agent) to create, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. Without limiting the generality of the foregoing, each Grantor shall, with prompt written notice thereof to the Collateral Agent, supplement this Agreement by supplementing Schedule II hereto or adding additional schedules hereto to identify specifically any asset or item that may constitute an application, registration or issuance of or for any Copyright, Patent or Trademark, and each Grantor agrees that it will use commercially reasonable efforts to take such action as shall be reasonably necessary in order that all representations and warranties hereunder shall be true and correct in all material respects with respect to such Collateral within 60 days (or such longer period as shall be agreed by the Issuer and the Collateral Agent) after the end of each fiscal quarter in which such Collateral was created or otherwise acquired.

(c) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to the Indenture, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture (giving effect to any grace periods), this Agreement or any other Noteholder Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent, promptly after demand, for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Noteholder Documents.

(d) Each Grantor shall remain liable, as between such Grantor and the relevant counterparty under each contract, agreement or instrument relating to the Article 9 Collateral, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or instrument, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance to the extent contemplated by the Indenture.

(e) It is understood that no Grantor shall be required by this Agreement to perfect the security interests created hereunder by any means other than (i) filings pursuant to the Uniform Commercial Code, (ii) filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) in respect of registered, issued or applied for Intellectual Property (provided that, with respect to Licenses, such filings shall be limited to exclusive Copyright Licenses under which such Grantor is a licensee), (iii) in the case of Collateral that constitutes Pledged Securities, instruments, or Certificated Securities, delivery thereof to the Collateral Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment) and (iv) as expressly contemplated hereunder. No Grantor shall be required to (i) deliver control agreements with respect to, or confer perfection by “control” over, any Deposit Accounts, Securities Accounts, or other Collateral (other than Pledged Collateral and Letter-of-Credit Rights (to the extent required hereby)) for which perfection may be conferred by control, or (ii) perfect cash by possession.

(f) Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; provided that the Collateral Agent agrees not to exercise any rights as agent except following the occurrence and during the continuance of an Event of Default after providing notice to the Issuer of its intent to exercise such rights. In the event that any Grantor at any time or times shall fail to pay any premium in whole or part relating to insurance covering any of the Article 9 Collateral and such failure results in an Event of Default, the Collateral Agent may, upon notice to the Issuer, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, promptly after demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

(g) If any Grantor is at any time a beneficiary under a letter of credit with a face value in excess of $5,000,000 now or hereafter issued, such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) use commercially reasonable efforts to arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in Section 4.02 hereof subject to the Intercreditor Agreement.

SECTION 3.04. Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and Schedule III hereto shall be deemed to be supplemented to include such description of such Commercial Tort Claim as set forth in such writing.

SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral.

(a) Except as permitted by the Indenture, the Credit Agreement or to the extent failure to act could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term, each Grantor agrees to take all reasonable steps, including in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office, to pursue any application and maintain and renew any registration or issuance of each Patent, Trademark or Copyright and to protect the validity and enforceability of the Intellectual Property.

(b) Except as permitted by the Indenture, the Credit Agreement or as could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property may lapse, be terminated, or become invalid or unenforceable or dedicated to the public (or in case of a trade secret, lose its competitive value).

(c) Except as permitted by the Indenture, the Credit Agreement or where failure to do so could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term, each Grantor shall take all steps to preserve and protect each item of its Intellectual Property, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(d) Each Grantor (and in the case of any Foreign Grantor, solely with respect to U.S. Intellectual Property) agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Effective Date, (i) the provisions of this Agreement shall automatically apply thereto, (ii) any such Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become Intellectual Property subject to the terms and conditions of this Agreement and (iii) such Grantor shall at the end of each fiscal quarter provide a notice to the Collateral Agent and prepare a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement, as applicable, for filing with the United States Patent and Trademark Office or United States Copyright Office.

(e) Nothing in this Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to preserve, protect, pursue, renew, extend or keep in full force and effect, or otherwise allow to lapse, terminate, become invalid or unenforceable or dedicate to the public domain any of its Intellectual Property, to the extent permitted by the Indenture and the Credit Agreement.

ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver, on demand, each item of Collateral to the Collateral Agent or any Person designated by the Collateral Agent, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times subject to the mandatory requirements of applicable law: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, for the benefit of the Secured Parties, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (in each case, other than in violation of any then-existing rights or licensing arrangements to the extent that waivers cannot be obtained) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and the Pledged Collateral and without liability for trespass to enter any premises where the Article 9 Collateral or the Pledged Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and the Pledged Collateral and (c) generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, then-existing rights and licenses and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if the Collateral Agent deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors no less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. Subject to pre-existing rights and licenses, at any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed, to the extent permitted by applicable law, to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. The Collateral Agent shall, subject to the Intercreditor Agreement, apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, and any other amounts received in its capacity as Collateral Agent under any Noteholder Document, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Noteholder Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Noteholder Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Noteholder Document and all Collateral Agent’s fees and any other amounts owing to the Trustee or Collateral Agent pursuant to the first paragraph of Section 6.10 of the Indenture;

SECOND, to the Trustee for application pursuant to the second paragraph of Section 6.10 of the Indenture.

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations.

SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, each Grantor hereby grants to the Collateral Agent an irrevocable non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) solely during the continuance of an Event of Default to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein and (b) is not prohibited by any Requirements of Law; provided that such licenses granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided further that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Collateral Agent has determined that such a registration is not required by any Requirement of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent and the other Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 4.05. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Security Documents or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Secured Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover its expenses, including attorneys’ fees and expenses, and the amounts thereof shall be included in such judgment.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 14.01 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of Issuer as provided in Section 14.01 of the Indenture.

SECTION 5.02. Waivers; Amendment.

(a) No failure or delay by the Collateral Agent or any Noteholder in exercising any right or power hereunder or under any other Noteholder Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the Noteholders hereunder and under the other Noteholder Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with the Indenture.

SECTION 5.03. Collateral Agent’s Fees and Expenses; Indemnification.

(a) Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the Collateral Agent for its fees and expenses incurred hereunder as provided in Section 11.09 of the Indenture; provided that each reference therein to the “Issuer” shall be deemed to be a reference to “each Grantor.”

(b) Without limitation of its indemnification obligations under the other Noteholder Documents, each Grantor, jointly with the other Grantors and severally, agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each Indemnitee harmless from any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the Issuer, Holdings or any Subsidiary arising out of, in connection with, or as a result of the execution, delivery or performance of this Agreement or any other Noteholder Document or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Issuer, Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or such Indemnitee’s Affiliates or any of its or their respective officers, directors, employees, agents, controlling persons or members.

(c) To the extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Noteholder Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Noteholder Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Notes or the use of the proceeds thereof irrespective of whether the Collateral Agent has been advised of the likelihood of such loss and damage and regardless of the form of action.

(d) The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Noteholder Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Noteholder Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in this Agreement or any other Noteholder Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Noteholder Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Noteholder Documents and the issuance of any Notes, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Collateral Agent or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time of any such issuance under the Indenture, and shall continue in full force and effect until such time as all the Secured Obligations (excluding contingent obligations) have been paid in full in cash. Each of the Grantors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Grantor or otherwise.

SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 5.08. Right of Set-Off. If an Event of Default under the Indenture shall have occurred and be continuing, the Collateral Agent, each other Secured Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of any Grantor against any of and all the obligations of such Grantor then due and owing under this Agreement held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of such Secured Party different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Secured Party shall notify the applicable Grantor and the Collateral Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08. The rights of such Secured Party and its Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of set-off) that such Secured Party and its Affiliates may have.

SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent.

(a) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Noteholder Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general and exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court”, and together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them;

(ii) consents that any such action or proceeding may be brought in such courts and waives, to the maximum extent not prohibited by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(iii) agrees that the New York Courts and appellate courts from either of them shall be the exclusive forum for any legal action or proceeding relating to this Agreement and the other Noteholder Documents to which it is a party, and that it shall not initiate (or collusively assist in the initiation or prosecution of) any such action or proceeding in any court other than the New York Courts and appellate courts from either of them; provided that

(A) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over the subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having such jurisdiction;

(B) in the event that a legal action or proceeding is brought against any party hereto or involving any of its property or assets in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party shall be entitled to assert any claim or defense (including any claim or defense that this Section 5.09(b)(iii) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding;

(C) the Collateral Agent and the Noteholders may bring any legal action or proceeding against any Grantor in any jurisdiction in connection with the exercise of any rights under this Agreement and the other Security Documents; provided that any Grantor shall be entitled to assert any claim or defense (including any claim or defense that this Section 5.09(b)(iii) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding; and

(D) any party hereto may bring any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment;

(iv) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Issuer, the applicable Noteholder or the Collateral Agent, as the case may be, in the manner provided for notices in Section 5.01 or at such other address of which the Collateral Agent, any such Noteholder and the Issuer shall have been notified pursuant thereto; and

(v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to the preceding clause (iii)) shall limit the right to sue in any other jurisdiction.

(c) Each Grantor hereby irrevocably designates, appoints and empowers the Issuer as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal processes, summonses, notices and documents that may be served in any such action or proceeding.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER NOTEHOLDER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional to the fullest extent permitted by applicable law irrespective of (a) any lack of validity or enforceability of the Indenture, any other Noteholder Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Noteholder Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 5.13. Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate, and the Grantors shall automatically be released from their obligations, when all the Secured Obligations (excluding contingent obligations) have been paid in full in cash.

(b) The Security Interest and all other security interests granted hereby shall also terminate and be released, and the Grantors shall automatically be released from their obligations, (i) at the time or times and in the manner set forth in the Indenture and (ii) where such termination and release is made in accordance with the First Lien Collateral Agreement, at the time or times and in the manner set forth in the Intercreditor Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 5.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release so long as the applicable Grantor shall have provided the Collateral Agent such certifications or documents as the Collateral Agent shall reasonably request in order to demonstrate compliance with this Section 5.13, including those required pursuant to Section 11.04(b) of the Indenture. Any execution and delivery of documents by the Collateral Agent pursuant to this Section 5.13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 5.14. Additional Grantors. The Grantors shall cause each Subsidiary (including, for the avoidance of doubt, any Foreign Grantor, to the extent it acquires any U.S. Intellectual Property) of the Issuer which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the Indenture to execute and deliver to the Collateral Agent a Supplement and any perfection certificate, in each case, within the time frames set forth in the Indenture. Upon execution and delivery by the Collateral Agent and a Subsidiary, as applicable, of a Supplement, any such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

SECTION 5.15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time upon the occurrence and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Issuer of its intent to exercise such right, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) subject to pre-existing rights and licenses, to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement and the Intercreditor Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or of any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

SECTION 5.16. Conflicts; Intercreditor Agreement.

(a) Notwithstanding anything herein to the contrary, (i) it is the understanding of the parties that the Liens granted pursuant to Section 3.01 shall be subordinate to the Liens granted to the First Lien Collateral Agent to secure the “Secured Obligations” (as defined in the First Lien Collateral Agreement) pursuant to the First Lien Collateral Agreement and (ii) the rights and obligations of the parties hereunder, including without limitation the right to exercise any right or remedy by the Collateral Agent or the Secured Parties hereunder, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control; provided that the Intercreditor Agreement shall not be construed, by its terms, to modify any security interest granted pursuant to Section 3.01.

(b) Notwithstanding anything to the contrary contained in this Agreement, until the Discharge of Senior Lender Claims and the termination of any commitment to extend credit that would constitute “Secured Obligations” (as defined in the First Lien Collateral Agreement): (i) any covenant hereunder requiring (or any representation or warranty hereunder to the extent that it would have the effect of requiring) the delivery of possession or control to the Collateral Agent of Collateral shall be deemed to have been satisfied (or, in the case of any representation and warranty, shall be deemed to be true) if such possession or control shall have been delivered to the First Lien Collateral Agent, (ii) any covenant hereunder requiring (or any representation or warranty hereunder to the extent that it would have the effect of requiring) the payment or other transfer of Collateral to the Collateral Agent shall be deemed to have been satisfied (or, in the case of any representation and warranty, shall be deemed to be true) if such payment or transfer shall have been made to the First Lien Collateral Agent, (iii) any covenant hereunder requiring (or any representation or warranty hereunder to the extent that it would have the effect of requiring) the endorsement of any Collateral or related document to the Collateral Agent shall be deemed to have been satisfied (or, in the case of any representation and warranty, shall be deemed to be true) if such endorsement shall have been made to the First Lien Collateral Agent, (iv) any covenant requiring that a Grantor receive and/or hold any Collateral in trust for the benefit of the Collateral Agent shall be deemed to have been satisfied to the extent that such Grantor receives or holds (as applicable) such Collateral in trust for the benefit of the First Lien Collateral Agent, (v) the Grantors shall be deemed to have complied with each provision of this Agreement that requires the notation of a security interest in favor of the Collateral Agent in or on any agreement, instrument or document so long as the security interest of the First Lien Collateral Agent is so noted in or on such agreement, instrument or document, (vi) subject to the Intercreditor Agreement and the Indenture, any consent or approval of the Collateral Agent with respect to the license or other disposition of Collateral, or the subordination of the interest of a Grantor in any Collateral, shall be deemed given if such consent is given by the First Lien Collateral Agent and (vii) the Grantors shall be deemed to have complied with each provision of this Agreement that requires the Collateral Agent to approve the form or substance of any agreement, instrument or document, or that permits the Collateral Agent to approve the extension of any time period with respect to required deliveries of Collateral or any related any agreement, instrument or document, to the extent that the First Lien Collateral Agent has approved the form or substance (as applicable) of such agreement, instrument or document or has granted such extension of time with respect to the First Priority Lien Obligations.

SECTION 5.17. Collateral Agent Limitations. The Collateral Agent is executing this Agreement solely in its capacity as Collateral Agent under the Indenture. The permissive right of the Collateral Agent to take or refrain from taking any actions enumerated in this Agreement and the other Noteholder Documents shall not be construed as a duty. The Collateral Agent shall not be subject to any fiduciary or other implied duties of any kind or nature to any Secured Party, regardless of whether an Event of Default has occurred or is occurring. In entering into this Agreement, and in taking (or refraining from) any actions under or pursuant to this Agreement, the Collateral Agent shall be protected by and shall enjoy all of the rights, privileges, immunities, protections and indemnities granted to it under the Indenture and the other Noteholder Documents. In connection with exercising any right or discretionary duty hereunder (including, without limitation, the exercise of any rights following the occurrence of an Event of Default), the Collateral Agent shall be entitled to request and rely upon the direction of the Required Holders. The Collateral Agent shall not have any liability for taking any action at such direction, or for any failure or delay of any such party to provide timely direction to the Collateral Agent. The Collateral Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or any collateral pledged hereunder (including the creation, perfection, priority, sufficiency or protection of the Collateral), and it shall not be responsible for any statement or recital in this Agreement. Neither the Collateral Agent nor any of its affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement; (ii) the performance or observance of any of the covenants or agreements of any Grantor herein; or (iii) the receipt of items required to be delivered to the Collateral Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TAMINCO INTERMEDIATE CORPORATION
TAMINCO GLOBAL CHEMICAL CORPORATION

By:	/s/ Laurent Lenoir
	Name:	Laurent Lenoir
	Title:	Chief Executive Officer

[Signature Page to U.S. Second Lien Collateral Agreement]

TAMINCO INC.

By:	/s/ Geoff Ingham
	Name:	Geoff Ingham
	Title:	President

[Signature Page to U.S. Second Lien Collateral Agreement]

TAMINCO NV

By:	/s/ Laurent Lenoir
	Name:	Laurent Lenoir
	Title:	Director

[Signature Page to U.S. Second Lien Collateral Agreement]

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Collateral Agent

By:	/s/ Joseph P O’Donnell
	Name:	Joseph P O’Donnell
	Title:	Vice President

SIGNATURE PAGE TO SECOND LIEN COLLATERAL AGREEMENT

Schedule I to the

Collateral Agreement

PLEDGED EQUITY INTERESTS

Issuer	Grantor	Certificate Number (if certificated)	Number of Equity Interests	Percentage of Ownership	Percentage Pledged
Taminco Global Chemical Corporation	Taminco Intermediate Corporation	1	10 shares	100%	100%
Taminco Group Holdings S.à r.l.	Taminco Global Chemical Corporation	NA	1,000,000,000 shares	100%	65%
Taminco Group NV	Taminco Group Holdings S.à r.l.	NA	18,021,829,564 shares	99.9%	100%
	Taminco NV	NA	1 share	0.01%
Taminco NV	Taminco Group NV	NA	599,999 shares	99.9%	100%
	Taminco North BVBA	NA	1 share	0.01%
Taminco East NV	Taminco NV	NA	614 shares	99.99%	100%
	Taminco Germany GmbH	NA	1 share	0.01%
Taminco North BVBA	Taminco NV	NA	2,756,378 shares	99.99%	100%
	Taminco Group NV	NA	1 share	.01%
Taminco Italia Srl	Taminco NV	NA	133,000 shares	95.0%	65%
	Taminco Germany GmbH	NA	7,000 shares	5.0%
Taminco Inc.	Taminco Global Chemical Corporation	5	100 shares	100%	100%
Taminco UK Ltd	Taminco Group NV	NA	100,078 shares	100%	65%
Taminco Shanghai CC Ltd	Taminco NV	NA	3,000,000 shares	100%	65%
Taminco BV	Taminco NV	NA	1 share	100%	65%
Taminco Mexico S. De R.L. De C.V.	Taminco NV	NA	1 social partnership representing $49,500 Mexican Pesos	100%	65%
	Taminco Inc.	NA	1 social partnership representing of $500 Mexican Pesos

Taminco Germany Gmbh	Taminco North BVBA	NA	2 shares	100%	100%
Taminco do Brazil	Taminco NV1	NA	28,900 shares	99.66%	65%
	Taminco Aminas	NA	100 shares	0.44%
Taminco Aminas	Taminco NV2	NA	14,942,364 shares	99.9%	65%
	Taminco do Brazil	NA	14,957 shares	0.1%
Tam Limitada (Costa Rico)	Taminco NV	NA	10 cuota	100%	65%
Ecuataminco S.A.	Taminco NV3	3	792 Acciones	99.9%	65%
	Taminco Inc.	4	8 Acciones	0.1%
Taminco de Guatemala, S.A.	Taminco NV4	1	25 Acciones	50%	65%
	Taminco NV5	2	25 Acciones	50%
Taminco de Honduras, S.A. de C.V.	Taminco NV6	1	125 Acciones	100%	65%
	Taminco NV7	2	3 Acciones
	Taminco NV8	3	122 Acciones
Taminco	Taminco NV9	NA	42,500 shares	85%	65%

[1]	Shares held by Taminco NV were formerly held by Taminco South NV, which was dissolved prior to Closing Date but still in process of liquidation as of such date.
[2]	Shares held by Taminco NV were formerly held by Taminco South NV, which was dissolved prior to Closing Date but still in process of liquidation as of such date.
[3]

Certificate lists Taminco South NV. Taminco South NV was dissolved and liquidated prior to Closing Date. A new certificate will be issued naming Taminco NV as the owner and such stock certificate will be pledged post-closing.

[4]

Certificate is endorsed to J.A. de Saegher. Guatemalan counsel is in the process of issuing a new certificate to reflect Taminco NV as owner. Once issued, new certificate(s) representing 65% equity in Taminco de Guatemala, S.A. will be pledged.

[5]

Certificate is endorsed to M.C.A. Denis. Guatemalan counsel is in the process of issuing a new certificate to reflect Taminco NV as owner. Once issued, new certificate(s) representing 65% equity in Taminco de Guatemala, S.A. will be pledged.

[6]

Certificate is endorsed to Johan J.A. DeSaegher. Honduran counsel is in the process of issuing a new certificate to reflect Taminco NV as owner. Once issued, new certificate(s) representing 65% equity in Taminco de Honduras S.A. de C.V. will be pledged.

[7]

Certificate is endorsed to Johan J.A. DeSaegher. Honduran counsel is in the process of issuing a new certificate to reflect Taminco NV as owner. Once issued, new certificate(s) representing 65% equity in Taminco de Honduras S.A. de C.V. will be pledged.

[8]

Certificate is endorsed to Jean N.C.A. Denis. Honduran counsel is in the process of issuing a new certificate to reflect Taminco NV as owner. Once issued, new certificate(s) representing 65% equity in Taminco de Honduras S.A. de C.V. will be pledged.

Argentina SA	Taminco Inc.	NA	7,500 shares	15%
Taminco de Uruguay[10]	Taminco NV	1	75 Acciones	100%	65%
	Taminco NV	2	75 Acciones
	Taminco NV	3	75 Acciones
	Taminco NV	4	75 Acciones
	Taminco NV	5	75 Acciones
	Taminco NV	6	75 Acciones

PLEDGED DEBT SECURITIES

NONE

[9]	Shares held by Taminco NV were formerly held by Taminco South, which was dissolved prior to Closing Date but still in process of liquidation as of such date.
[10]	Stock certificates list former name “Dimirion Sociedad Anonima.”

Schedule II to the

Collateral Agreement

INTELLECTUAL PROPERTY

U.S. COPYRIGHTS

NONE

U.S. PATENTS

Grantor/ Registered Owner	Title	Application No. Application Date	Patent/Publication No. Issue/Publication Date
Taminco NV	PROCESS FOR PREPARING A FREE-FLOWING POWDER CONTAINING A DELIQUESCENT QUATERNARY AMMONIUM COMPOUND	13141871 12/24/2009	20110287140 11/24/2011
Taminco NV	ANTIMICROBIAL COMPOSITION	13063371 9/1/2009	20110212187 9/1/2011
Taminco NV	FATTY ESTER COMPOSITIONS WITH IMPROVED OXIDATIVE STABILITY	13059375 8/28/2009	20110154724 6/30/2011
Taminco NV	TREATMENT OF PIGS FOR REDUCING THE FEED CONVERSION RATIO OR INCREASING THE GROWTH RATE	12677683 3/11/2010	20100183580 7/22/2010
Taminco NV	AMINE NEUTRALIZING AGENTS FOR LOW VOLATILE COMPOUND ORGANIC PAINTS	12521924 7/1/2009	20100041801 2/18/2010
	Process for preparing secondary amides by carbonylation of a corresponding tertiary amine	12416593 4/1/2009	7960585 6/14/2011
Taminco NV	Combinations of Alkylalkanolamines and Alkylbisalkanolamines for Antimicrobial Compositions	12066691 3/13/2008	20080255215 10/16/2008
Taminco NV	METHOD OF INHIBITING NITROSAMINE FORMATION IN WATERBORNE COATING	11871467 10/12/2007	20080163793 7/10/2008
Taminco NV	Process for obtaining amines by reduction of amides	11621222 1/9/2007	7504540 3/17/2009

Taminco NV	Hydrogenation of acetone	11221066 9/7/2005	7041857 5/9/2006
Taminco NV	Compositions providing physical biocide synergist activity in paints, coatings, sealants and adhesives during storage	11200224 8/9/2005	7553882 6/30/2009
Taminco NV	Treatment of poultry for increasing the feed conversion rate or for reducing the incidence of ascites	10599119 9/20/2006	20080058419 3/6/2008
Taminco NV	Process for the preparation of (meth)acrylate di-ammonium salts and their use as monomers for the synthesis of polymers	10595139 9/6/2004	7799944 9/21/2010
Taminco NV	Preparation of solutions of betaine	09263469 3/5/1999	6046356 4/4/2000
Taminco NV	Process for the polymerization of vinyl chloride	13145252 9/21/2011	20120004382 1/5/2012
Taminco NV	Abscission and crop storage unit	13263635 1/11/2012	NA
Taminco NV	Enhanced oil recovery	61505702 7/8/2011	NA
Taminco NV	Formic acid production	61528204 8/27/2011	NA
Taminco NV	HAHEBA	61540062 9/28/2011	NA
Taminco NV	MITC grain fumigant	61446254 2/24/2011	NA
Taminco NV	Non-reprotoxic solvents	61394390 10/19/2010	NA
Taminco NV	Plant Growth Regulator additive	13263646 12/30/2011	NA
Taminco NV	Pollination Improver	13263662 4/7/2010	NA
Taminco NV	Safening Agent	13263674 12/27/2011	NA
Taminco NV	Starch based flocculant: Taminco	61505320 7/7/2011	NA
Taminco NV	Thinning agent	13263671 12/27/2011	NA

U.S. TRADEMARKS

Grantor/ Registered Owner	Mark	Application Number Application Date	Registration Number Registration Date
Taminco NV	ADVANTEX	78294741 02-SEP-2003	3189822 26-DEC-2006
Taminco NV	AMIETOL	75293774 19-MAY-1997	2421656 16-JAN-2001
Taminco NV	CAROKAN	79086733 29-JUL-2010	3988039 05-JUL-2011
Taminco NV	DESIKOTE	79091371 20-OCT-2010	4065302 06-DEC-2011
Taminco NV	EXTENDEX	78380157 08-MAR-2004	3009590 25-OCT-2005

Taminco NV	MANDOPS	76688160 28-MAR-2008	3571014 10-FEB-2009
Taminco NV	MYCOMANAGE	78459423 30-JUL-2004	3088653 02-MAY-2006
Taminco NV	NIMZO	79086732 29-JUL-2010	3988038 05-JUL-2011
Taminco NV	PROPAG-8	78179953 30-OCT-2002	2817153 24-FEB-2004
Taminco NV	RESISTIM	75551859 11-SEP-1998	2605115 06-AUG-2002
Taminco Nv	SPODNAM	78409529 28-APR-2004	2989290 30-AUG-2005
Taminco NV	STIMUL-8	78179959 30-OCT-2002	2817154 24-FEB-2004
Taminco NV	SYNERGEX	78234453 07-APR-2003	3109947 27-JUN-2006
Taminco NV	SYNERGEX	78825189 28-FEB-2006	3201401 23-JAN-2007
Taminco NV	TAMINCO	79088352 02-SEP-2010	4017861 30-AUG-2011
Taminco NV	TAMINIZER	79045293 17-SEP-2007	3436474 27-MAY-2008
Taminco NV	TAMISOLVE	79077311 20-OCT-2009	3818683 13-JUL-2010
Taminco NV	TUBA	79091320 24-NOV-2010	4004652 02-AUG-2011
Taminco NV	VANTEX	78379366 05-MAR-2004	3121555 25-JUL-2006
Taminco NV	VITERA	79088187 02-SEP-2010	NA

EXCLUSIVE COPYRIGHT LICENSES

NONE

Schedule III to the

Collateral Agreement

COMMERCIAL TORT CLAIMS

NONE

Schedule IV to the

Collateral Agreement

FILING OFFICES

Grantor	UCC Filing Office/County Recorder’s Office
Taminco Intermediate Corporation	Delaware Secretary of State
Taminco Global Chemical Corporation	Delaware Secretary of State
Taminco Inc.	Delaware Secretary of State

Exhibit I to the

Second Lien Collateral Agreement

SUPPLEMENT NO.     dated as of             , 20    (this “Supplement”), to the Second Lien Collateral Agreement dated as of February 15, 2012 (the “Collateral Agreement”), among TAMINCO INTERMEDIATE CORPORATION, a Delaware corporation (“Holdings”), TAMINCO GLOBAL CHEMICAL CORPORATION, a Delaware corporation (the “Issuer”), the other GRANTORS from time to time party thereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”).

A. Reference is made to (a) the Indenture dated as of February 15, 2012 (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Indenture”), among Issuer, Holdings as guarantor and the other guarantors from time to time party thereto and the Collateral Agent and (b) the Collateral Agreement.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Collateral Agreement, as applicable.

C. The Grantors have entered into the Collateral Agreement in order to induce the Noteholders to purchase the Notes. Section 5.14 of the Collateral Agreement provides that additional Subsidiaries may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Indenture to become a Grantor under the Collateral Agreement as consideration for the Notes previously purchased by the Noteholders.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 5.14 of the Collateral Agreement, the New Grantor by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment in full of the Secured Obligations (as defined in the Collateral Agreement), does hereby (i) collaterally assign and pledge to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all of such New Grantor’s right, title and interest in, to and under the Pledged Collateral and (ii) grants to the Collateral Agent, its permitted successors and assigns, for the benefit of the Secured Parties, a security interest in all of such New Grantor’s right, title and interest in, to and under the

Article 9 Collateral (as each such term is defined in the Collateral Agreement). Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include the New Grantor. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the New Grantor when a counterpart hereof executed on behalf of the New Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the New Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that the New Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Collateral Agreement and the Indenture.

SECTION 4. The New Grantor hereby represents and warrants on the date hereof that (a) Schedule I attached hereto sets forth the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office, (b) Schedule II attached hereto sets forth a true and complete list, with respect to the New Grantor, of (i) all the Equity Interests owned by the New Grantor in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Grantor and required to be delivered and (ii) all the Pledged Debt Securities owned by the New Grantor and required to be delivered, (c) Schedule III attached hereto sets forth, as of the date hereof, (i) all of the New Grantor’s Patents owned by such New Grantor, including the title, patent number or application number, and filing date of each such Patent, (ii) all of the New Grantor’s Trademarks owned by such New Grantor, including the mark, the registration number or application number, and the registration date of each such Trademark and (iii) all of the New Grantor’s registered Copyrights owned by such New Grantor, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright owned by the New Grantor and (d) Schedule IV attached hereto sets forth, as of the date hereof, each Commercial Tort Claim of the New Grantor.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. This Supplement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Collateral Agreement.

SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its fees and expenses incurred hereunder and under the Collateral Agreement as provided in the Indenture; provided that each reference therein to the “Issuer” shall be deemed to be a reference to the “New Grantor”.

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name Of New Grantor],

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO SECOND LIEN COLLATERAL AGREEMENT

Schedule I

to Supplement No.     to the

Second Lien Collateral Agreement

NEW GRANTOR INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II

to Supplement No.     to the

Second Lien Collateral Agreement

PLEDGED EQUITY INTERESTS

Grantor	Issuer	Number of Certificate	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III

to Supplement No.     to the

Second Lien Collateral Agreement

INTELLECTUAL PROPERTY

Schedule IV

to Supplement No.     to the

Second Lien Collateral Agreement

COMMERCIAL TORT CLAIMS

Exhibit II to the

Second Lien Collateral Agreement

COPYRIGHT SECURITY AGREEMENT dated as of 15, 2012 (this “Agreement”), among [—] (the “Grantor”) and Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”).

Reference is made to (a) the Indenture dated as of February 15, 2012 (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Indenture”), among Taminco Global Chemical Corporation as issuer, the guarantors from time to time party thereto and the Collateral Agent and (b) the Second Lien Collateral Agreement dated as of February 15, 2012 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Holdings, the Issuer, the other grantors from time to time party thereto and the Collateral Agent. The Noteholders have agreed to purchase the Notes subject to the terms and conditions set forth in the Indenture. The Grantor is an Affiliate of the Issuer and is willing to execute and deliver this Agreement as consideration for the Notes previously purchased by the Noteholders. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Indenture, as applicable. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Copyrights now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I, and any exclusive Copyright Licenses under which such Grantor is a licensee, including those listed on Schedule II (collectively, the “Copyright Collateral”); provided that the Security Interest shall not attach to any Excluded Asset.

SECTION 3. Collateral Agreement. The Security Interest granted to the Collateral Agent herein is granted in furtherance, and not in limitation, of the security interest granted to the Collateral Agent pursuant to the Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[Grantor],

By:
Name:
Title:

SIGNATURE PAGE TO SECOND LIEN COPYRIGHT SECURITY AGREEMENT

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SIGNATURE PAGE TO SECOND LIEN COPYRIGHT SECURITY AGREEMENT

Schedule I

Schedule II

Exhibit III to the

Second Lien Collateral Agreement

PATENT SECURITY AGREEMENT dated as of 15, 2012 (this “Agreement”), among [—] (the “Grantor”) and Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”).

Reference is made to (a) the Indenture dated as of February 15, 2012 (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Indenture”), among Taminco Global Chemical Corporation as issuer, the guarantors from time to time party thereto and the Collateral Agent and (b) the Second Lien Collateral Agreement dated as of February 15, 2012 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Holdings, the Issuer, the other grantors from time to time party thereto and the Collateral Agent. The Noteholders have agreed to purchase the Notes subject to the terms and conditions set forth in the Indenture. The Grantor is an Affiliate of the Issuer and is willing to execute and deliver this Agreement as consideration for the Notes previously purchased by the Noteholders. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Indenture, as applicable. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2. Confirmation of Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby confirms the grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, of a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Patents now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Patent Collateral”); provided that the Security Interest shall not attach to any Excluded Asset.

SECTION 3. Collateral Agreement. The Security Interest granted to the Collateral Agent herein is confirmed in furtherance, and not in limitation, of the security interest granted to the Collateral Agent pursuant to the Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[Grantor],

By:
Name:
Title:

SIGNATURE PAGE TO SECOND LIEN PATENT SECURITY AGREEMENT

WILMINGTON TRUST, NATIONAL ASSOCIATION as Collateral Agent

By:
Name:
Title:

SIGNATURE PAGE TO SECOND LIEN PATENT SECURITY AGREEMENT

Schedule I

Exhibit IV to the

Second Lien Collateral Agreement

TRADEMARK SECURITY AGREEMENT dated as of 15, 2012 (this “Agreement”), among [—] (the “Grantor”) and Wilmington Trust, National Association, as collateral agent (in such capacity, the “Collateral Agent”).

Reference is made to (a) the indenture dated as of February 15, 2012 (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Indenture”), among Taminco Global Chemical Corporation as issuer, the guarantors from time to time party thereto and the Collateral Agent and (b) the Second Lien Collateral Agreement dated as of February 15, 2012 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Holdings, the Issuer, the other grantors from time to time party thereto and the Collateral Agent. The Noteholders have agreed to purchase the Notes subject to the terms and conditions set forth in the Indenture. The Grantor is an Affiliate of the Issuer and is willing to execute and deliver this Agreement as consideration for the Notes previously purchased by the Noteholders. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Indenture, as applicable. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2. Confirmation of Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby confirms the grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, of a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Trademarks now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Trademark Collateral”); provided that the Security Interest shall not attach to any Excluded Asset.

SECTION 3. Collateral Agreement. The Security Interest granted to the Collateral Agent herein is confirmed in furtherance, and not in limitation, of the security interest granted to the Collateral Agent pursuant to the Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[Grantor],

By:
Name:
Title:

SIGNATURE PAGE TO SECOND LIEN TRADEMARK SECURITY AGREEMENT

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SIGNATURE PAGE TO SECOND LIEN TRADEMARK SECURITY AGREEMENT

Schedule I